CUPERTINO NATIONAL BANCORP
                      1989 Non-Qualified Stock Option Plan
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                                  EXHIBIT 99.2
         Cupertino National Bancorp 1989 Non-Qualified Stock Option Plan
                        As amended effective May 16, 1996



                           CUPERTINO NATIONAL BANCORP

                      1989 Non-Qualified Stock Option Plan

                       (As Amended Effective May 16, 1996)


         Section 1. DESCRIPTION OF PLAN. This is the Non-Qualified Stock Option Plan, dated as of January 19, 1989 (the "Plan") of Cupertino National Bancorp, a California corporation (the "Company"). Under this Plan, directors of the Company or any of its subsidiaries, to be selected as below set forth, may be granted common options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock"). For purposes of this Plan, the term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. It is intended that the Options under this Plan will not qualify for treatment as incentive stock options under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

         Section 2. PURPOSE OF PLAN. The purpose of this Plan and of granting Options to directors who are not bank employees is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such directors by assisting them to acquire shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

         Section 3. ELIGIBILITY. The persons shall be eligible to receive grants of Options under this Plan shall be the directors of the Company or any of its subsidiaries. A person who holds an Option is herein referred to as an "Optionee". More than one Option may be granted to any one Optionee.

         Section 4. ADMINISTRATION. The Plan shall be administered by a committee (the "Non-Qualified Option Committee" or "Option Committee" herein) to be composed of not less than three persons who shall be members of the Board of Directors (the "Board"). Members of the Option Committee shall be appointed originally and as vacancies occur by the Board, to serve at the pleasure of the Board. The Board may serve as the Option Committee. The initial Option Committee shall be the three members of the Executive Committee who are not also bank employees. The Option Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting where a quorum is present shall constitute

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                           CUPERTINO NATIONAL BANCORP
                      1989 Non-Qualified Stock Option Plan
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the decision of the Option Committee.  A memorandum signed by all of its members shall constitute the decision of the Option Committee without necessity, in such event, for holding an actual meeting. The Option Committee is authorized and empowered to administer the Plan and, subject to the Plan, (i) to select the Optionees, to specify the number of shares of Common Stock with respect to which Options are granted to each Optionee, to specify the Option Price and the terms of Options, and in general to grant Options; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules relating to the Plan; and (v) to determine the rights and obligations of participants under the Plan. The interpretation and construction by the Option Committee of any provision of the Plan or of any Option granted under it shall be final. No member of the Option Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it shall be final. No member of the Option Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         Section 5. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed 110,000(1) shares. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of
______________________

         (1) 75,000 shares, adjusted for stock dividends subsequent to the date of the original approval of the Plan, plus 35,000 shares pursuant to an amendment to the Plan effective May 16,
1996.
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                           CUPERTINO NATIONAL BANCORP
                      1989 Non-Qualified Stock Option Plan
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additional Options under the Plan. Stocks remaining in the Plan upon its expiration shall be returned to the status of authorized but unissued shares.

         Section 6. EXERCISE OF OPTIONS. Subject to all other provision of this Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Option Committee may determine in granting such Option. Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Option Committee may determine in granting such option, but in no event later than ten (10) calendar years after the date of grant thereof. The Option shall be exercised by the Optionee by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefore in cash, by check or in such other form of lawful consideration as the Board may approve from time to time, including without limitation the assignment and transfer by the Optionee to the Company of outstanding shares of the Company's Common Stock theretofore held by the Optionee in a manner intended to comply with the provision of Rule 16b-3 under the Securities Exchange Act of 1934.

         Section 7. ISSUANCE OF COMMON STOCK. The Company's obligation to issue shares of its Common Stock upon exercise of an Option granted under the Plan is expressly conditioned upon the completion of the Company of any registration or other qualification of such shares under any state and/or federal law or rulings or regulations or other representations and undertakings by the Optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such share which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth
(i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition, Optionee will not violate the applicable requirements of state and federal laws and regulatory agencies.

         Section 8. NONTRANSFERABILITY. No Option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, any Option granted to him shall be exercisable only by him.
After the death of an Optionee, the Option granted to him may be exercised, prior to its termination, only by his legal representative, his legatee or a person who acquired the right to exercise the Option by reason of the death of the Optionee.

         Section 9. RECAPITALIZATION, REORGANIZATION, MERGER OR CONSOLIDATION. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be

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                           CUPERTINO NATIONAL BANCORP
                      1989 Non-Qualified Stock Option Plan
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made: (a) in the aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan, as provided in Section 5, and (b) in the number, price and kind of share subject to any outstanding Option granted under the Plan.

         Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate, provided that in such event: (a) each Optionee to whom no Option has been tendered by the surviving corporation in accordance with all of the terms of provision (b) immediately below shall have the right until five (5) days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation, in which the Company is not the surviving corporation, to exercise, in whole or in part, any unexpired Option or Options issued to him without regard to the installment of Section 6 of the Plan or any option agreement; or
(b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Optionee an Option or Options to purchase shares of the surviving corporation, and such new Option or Options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any option then outstanding under the Plan.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 9, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into share of stock of any class.

         The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

         Section 10. SUBSTITUTE OPTIONS. If the Company at any time should succeed to the Business of another corporation

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                           CUPERTINO NATIONAL BANCORP
                      1989 Non-Qualified Stock Option Plan
                                   Page 5 of 6

through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan to those directors of such corporation or its subsidiaries who, in connection with such succession, become employees of the Company or its subsidiaries, in substitution for Options to purchase stock of such corporation held by them at the time of the succession. The Option Committee shall in its sole and absolute discretion determine the extent to which such substitute Options shall be granted (if at all), the persons to receive such substitute Options (who need not be all Optionees of such corporation), the number of Options to be received by such person, the Option Price of such Option and the terms and conditions of such substitute; provided, however, that the Option Price of each such substituted Option shall be an amount such that, in the sole and absolute judgement of the Option Committee and in compliance with Section 425(a) of the Code, the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation.
Any Option substituted for another option in accordance with this
Section 19 shall expire upon the earlier of the expiration date of such other option or ten (10) years from the date such Option is granted, and, notwithstanding, the provisions of Section 6 hereof will be exercisable during the period in which the other option would have been exercisable. Any provision of this
Section 10 to the contrary notwithstanding, no Option shall be granted, nor any action taken, permitted or omitted, which would have the effect of causing the Plan, or any Option granted hereunder as to which Rule 16b-3 under the Securities and Exchange Act of 1934 may apply, not to comply with such Rule.

         Section 11. OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written stock option agreement executed by the Company and accepted by the Optionee, which (a) shall contain each of the provision and agreements herein specifically required to be contained therein, including, without limitation, in the case of Options granted prior to the approval of the Plan by the shareholders of the Company as set forth in
Section 15, a provision specifically stating that such Option may not be exercised unless and until such approval is obtained; (b) shall contain such other terms and conditions as the Option Committee may deem desirable and which are not inconsistent with the Plan.

         Section 12. RIGHTS AS SHAREHOLDER. Any Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or

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                           CUPERTINO NATIONAL BANCORP
                      1989 Non-Qualified Stock Option Plan
                                   Page 6 of 6

distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 6.

         Section 13. TERMINATION OF OPTIONS. Each Option granted under the Plan shall set forth a termination date thereof, which date shall not be later than ten (10) years from the date such Option is granted. In any event, all Options shall terminate and expire upon the first to occur of the following events:

         a) the expiration of three (3) months from the date an Optionee is no longer serving as a director, except that if an Optionee is then disabled (within the meaning of Section
105(d)(4) of the Code), the expiration of one (1) year from the date such Optionee is no longer serving as a director;

         b) The expiration of twelve (12) months from the date of the death of an Optionee if his death occurs while he is a director of the Company or any of its subsidiaries, or

         c) the termination of the Option pursuant to Section 10 of the Plan.

         The termination of service as a director or an Optionee by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an option may only be exercised; provided, however, that an Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date of such termination.

         Section 14. WITHHOLDING OF TAXES. The Company shall deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Optionee the requisite tax upon the amount of taxable income, if any, recognized by the Optionee in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Optionee upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Optionee of the required withholding tax, as the Option Committee may determine.

         Section 15. EFFECTIVENESS AND TERMINATION OF PLAN. The Plan shall be effective as of the date on which it is adopted by the Board of Directors of the Company; provided, however, that no Option shall be exercisable unless and until the Plan has been approved by the affirmative vote of the holders of a majority of that voting stock of the Company which is represented and is

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                           CUPERTINO NATIONAL BANCORP
                      1989 Non-Qualified Stock Option Plan
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entitled to vote at a duly held meeting of the Company's
shareholders; provided, further, that no Option may be granted hereunder on or after that date which is ten (10) years from the effective date of the Plan. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all share of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired; provided, however, that the Board of Directors of the Company may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 9 hereof, shall in any way affect any Option then outstanding.

         Section 16. AMENDMENT OF PLAN. The Board may make such amendments to the Plan, and, with the consent of each Optionee affected, in the terms and conditions of granted Options, as it shall deem advisable, including but not limited to, accelerating the time at which an Option may be exercised, but may not, without the written consent of approval of the holders of a majority of that voting stock of the Company which is represented and is entitled to vote at a duly held shareholders' meeting, (a) increase the maximum number of shares subject to Options, except pursuant to Section 9 of the Plan; (b) change the designation of the class of persons eligible to receive Options; or (c) in any manner materially increase the benefits accruing to participants under the Plan, or otherwise modify the Plan such that it fails to meet the requirements of Rule 16b-3 of the Securities and Exchange Commission for the exemption of the acquisition, cancellation, expiration or surrender of Options from the operation of Section 16(b) of the Securities Exchange Act of 1934.